Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is made and entered into as of July 29, 2022 (the “Effective Date”) by and between America First Multifamily Investors, L.P., a Delaware limited partnership (“Borrower”), and Bankers Trust Company (“Bank”).

RECITALS

A. Borrower and Bank entered into an Amended and Restated Credit Agreement dated August 23, 2021, as amended by a First Amendment to Amended and Restated Credit Agreement dated April 29, 2022 (as amended, the “Agreement”) (all capitalized terms not otherwise defined herein are as defined in the Agreement), pursuant to which Bank agreed to provide certain credit facilities to Borrower on the terms and conditions contained therein.

B. Borrower has requested that Bank consent to certain modifications to the terms and conditions of the Agreement. Bank is agreeable to such request on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Borrower and Bank agree as follows:

I.
Effective as of the Effective Date, the terms of the Agreement are modified and amended as hereinafter provided:

A.
Subsection (f) of Section 1.1 of Article 1 of the Agreement is deleted and replaced with the following:

(f) Intentionally Omitted.

B.
Subsection (s) of Section 1.1 of Article 1 of the Agreement is deleted and replaced with the following:

(s) Collateral means all property of Borrower or any other Person in which Bank has or is intended to have a security interest to secure the payment and performance of the Obligations, including without limitation, the property described in the Collateral Documents and including without limitation each Financed Asset acquired using an Advance.

C.
Subsection (aa) of Section 1.1 of Article 1 of the Agreement is deleted and replaced with the following:

(aa) Intentionally Omitted.

D.
Subsection (oo) of Section 1.1 of Article 1 of the Agreement is deleted and replaced with the following:

(oo) Loan Documents means this Agreement, the Note, the Collateral Documents, the Bank Product Agreements, and all other agreements, documents, and instruments now or hereafter contemplated by this Agreement or made with reference to this Agreement.

E.
Subsection (pp) of Section 1.1 of Article 1 of the Agreement is deleted and replaced with the following:

(pp) Adjusted Total Assets means total reported assets except for adjustments to include (i) total cost adjusted for paydowns for MRBs, GILs, property loans, taxable MRBs, and taxable GILs, (ii) initial cost of deferred financing costs, and (iii) initial cost of real estate assets as reported in Borrower’s most recent Form 10-K or Form 10-Q.

F.
Subsection (ss) of Section 1.1 of Article 1 of the Agreement is deleted and replaced with the following:

(ss) Intentionally Omitted.

G.
Subsection (ggg) of Section 1.1 of Article 1 of the Agreement is deleted and replaced with the following:

(ggg) Intentionally Omitted.

H.
Subsection (mmm) of Section 1.1 of Article 1 of the Agreement is deleted and replaced with the following:

(mmm) Revolving Loan Maturity Date: June 30, 2024, subject to potential extension in accordance with Section 2.1(m) of this Agreement.

I.
Subsection (cccc) of Section 1.1 of Article 1 of the Agreement is deleted and replaced with the following:

(cccc) Joint Venture Equity Investment means an equity investment by Borrower in an individual multi-family housing or seniors housing project developed or under development by a third-party developer which is consistent with the “Vantage” design concept previously developed by Clermont, LLC.

J.
Section 1.1 of Article 1 of the Agreement is amended by adding thereto the following new subsection (dddd):

(dddd) Term SOFR Rate means, as it changes from time to time, the 1-month forward looking term Secured Overnight Financing Rate as published by CME Group Benchmark Administration Limited (or any generally recognized successor method or means of publication) as of 12:00 p.m. on the first of the month which constitutes a U.S. Government Securities Business Day, provided that if such rate is ever less than 0.10%, the Term SOFR Rate shall be deemed to be 0.10%. If for any reason the Term SOFR Rate is not published on that day, the Term SOFR Rate will be the Term SOFR Rate as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Rate was published by the Term SOFR Administrator.

K.
Section 1.1 of Article 1 of the Agreement is amended by adding thereto the following new subsection (eeee):

(eeee) U.S. Government Securities Business Day means any day except for a Saturday, Sunday, or a day on which the Securities Industry and Financial Markets

Association (or a successor) recommends that the fixed income departments of its members be closed for the entire day for the purpose of trading in U.S. government securities.

L.
Subsection (a) of Section 2.1 of Article 2 of the Agreement is deleted and replaced with the following:

(a)
Interest on Revolving Loan. Interest shall accrue on the outstanding and unpaid principal balance of the Revolving Loan at a variable per annum rate equal to the Term SOFR Rate, as in effect from time to time, plus a margin of 2.50% (the “Margin”). The Term SOFR Rate is currently 2.32% per annum, resulting in an initial interest rate applicable to the Revolving Loan of 4.82% per annum, which interest rate shall be adjusted as of the first U.S. Government Securities Business Day of each month based on the Term SOFR Rate, as of such date, plus the Margin, beginning August 1, 2022. The Term SOFR Rate is not necessarily the lowest rate charged by Bank on its loans. Bank will tell Borrower the current Term SOFR Rate upon Borrower’s request. The interest rate change on the Revolving Loan will not occur more often than each month. If Bank determines, in its sole discretion, that the Term SOFR Rate has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of the Revolving Loan, Bank may amend this Agreement and the Revolving Note by designating a substantially similar substitute index approved by the Federal Reserve Bank of New York or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. Bank may also amend and add a positive or negative margin (percentage added to or subtracted from the substitute index value) as part of the rate determination. In making these amendments, Bank may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the Term SOFR Rate. Such an amendment to the terms of this Agreement and the Revolving Note will become effective and bind Borrower sixty (60) days after Bank gives written notice to Borrower without any action or consent of Borrower, unless the Term SOFR Rate will cease to be available prior to the end of such sixty (60) days, in which case, such amendment will be effective as of the date the Term SOFR Rate ceases to be available. NOTICE: Under no circumstances will the interest rate on the Revolving Loan be more than the maximum rate allowed by applicable law.

M.
Subsection (i) of subsection (b) of Section 2.1 of Article 2 of the Agreement is deleted and replaced with the following:

(i)
Interest on the principal amount outstanding hereunder shall be payable on the first day of each month, beginning September 1, 2021 and on the first day of each succeeding month thereafter to and including the first day of the month in which the Revolving Loan Maturity Date occurs.
N.
Subsection (c) of Section 2.1 of Article 2 of the Agreement is deleted and replaced with the following:

(i)
Use of Proceeds. Borrower hereby acknowledges and agrees that the amount of any requested Advance under the Revolving Loan shall be used exclusively for acquisition of a Financed Asset, with the terms of such transaction approved by Bank in its discretion. A Financed Asset may only include taxable or tax-exempt mortgage revenue bonds, or taxable or tax-exempt loans (whether made directly to a borrower or indirectly through a governmental entity), which finance the acquisition, rehabilitation, or construction of affordable housing or which are otherwise secured by real estate or mortgage backed securities.
O.
Subsection (e) of Section 2.1 of Article 2 of the Agreement is deleted and replaced with the following:

(e) Limitation on Borrowings. With respect to any Financed Asset to be acquired by Borrower with an Advance, the amount of the corresponding Advance shall not exceed the lesser of: i) 100% of the cost of the Financed Asset; ii) 80% of the fair market value of the Financed Asset; or iii) $30,000,000. All of the foregoing advance limitations shall be reasonably confirmed by Bank upon receipt and review of all reports required under Section 2.1(d) of this Agreement.

P.
Subsection (g) of Section 2.1 of Article 2 of the Agreement is deleted and replaced with the following:

(g) Collateral. The Obligations shall be secured by a first priority security interest in the Pledged Account, and all investment property, securities, financial assets, cash, cash equivalents, and other assets now or hereafter deposited in or credited to the Pledged Account, and on each Financed Asset acquired by Borrower with the use of an Advance, with each such Financed Asset being deposited or credited to, and thereafter continuously maintained in, the Pledged Account. Borrower shall execute and deliver the Security Agreement and the Control Agreement (and shall cause Securities Intermediary to execute and deliver the Control Agreement) for the purpose of granting a perfected first priority security interest in the Pledged Account and all Financed Assets and other property now or hereafter deposited or credited to the Pledged Account. In addition, as a condition precedent to Bank making any Advance for the acquisition of a Financed Asset, Borrower shall execute and deliver, and cause other Persons to execute and deliver, such other Collateral Documents as Bank, in its discretion, may require to obtain a perfected first priority security interest in the Financed Asset being acquired, including any security agreement, pledge agreement, control agreement, financing statement, or other agreement, document, instrument, or certificate. Notwithstanding the foregoing, provided there does not then exist any Event of Default or Unmatured Event of Default, any Lien on, a particular Financed Asset shall be released by Bank upon the delivery to Bank of a term sheet for a TOB Financing, a TEBS Transaction, or other financing related to the Financed Asset by a financial institution, together with such confirmation as Bank may reasonably require that the Advance made to acquire such Financed Asset will be promptly repaid in full upon closing of such transaction described in the term sheet and such other information regarding the transaction as Bank may reasonably require. Notwithstanding the release of any individual Financed Asset, the Lien on the Pledged Account and all other Financed Assets, shall remain effective.

Q.
Section 2.1 of Article 2 of the Agreement is amended by adding thereto the following new subsection (m):

(m) Extension Options. Borrower may elect to extend the Revolving Loan Maturity Date for a term of twelve (12) months up to two (2) times (each, an Extension Term”), subject to the following terms and conditions:

(i) Borrower shall have given Bank written notice of Borrower’s exercise of the Extension Term option by delivering a Request for Extension Term in a form approved by Bank no earlier than ninety (90) days, and at least thirty (30) days, before the Revolving Loan Maturity Date, or the extended Revolving Loan Maturity Date, as applicable;

(ii) no Unmatured Event of Default or Event of Default shall exist as of the date of the notice required in subsection (i) herein, as of the Revolving Loan Maturity Date, or as of the extended Revolving Loan Maturity Date, as applicable;

(iii) all representations and warranties contained in Article 4 of this Agreement shall be true and accurate in all material respects at the Revolving Loan Maturity Date or the extended Revolving Loan Maturity Date, as applicable (except to the extent that any such representation or warranty (A) relates to a specific earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, or (B) is already qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects);

(iv) Borrower shall have delivered to Bank an updated beneficial ownership certification, if there have been any changes in relation to Borrower since the date of delivery of the beneficial ownership certification previously delivered to Bank; and

(v) payment to Bank of an extension fee of $25,000.00 has been made by Borrower on or prior to the Revolving Loan Maturity Date or the extended Revolving Loan Maturity Date, as applicable.

If Bank determines in its reasonable discretion that the conditions to extension have been satisfied, Bank shall so notify Borrower and so long as no Unmatured Event of Default or Event of Default exists (as set forth in (ii) above), the term shall be extended as provided herein without further action by any party. In connection with any extension of the Revolving Loan Maturity Date, Borrower and Bank may make such amendments to this Agreement as Bank determines to be reasonably necessary to evidence the extension.

R.
The first sentence of the first paragraph of Section 3.2 of Article 3 of the Agreement is deleted and replaced with the following:

The initial Advance and all subsequent Advances under the Revolving Loan shall be subject to the further conditions precedent that: (i) if applicable, Borrower shall have provided confirmation reasonably satisfactory to Bank that the Financed Asset being acquired by the Advance is being deposited in or credited to the Pledged Account simultaneously with Borrower’s acquisition of the Financed Asset (and with confirmation from Securities Intermediary of the deposit or credit of such Financed Asset to the Pledged Account to be provided prior to the end of the Business Day on which the Advance is made), and (ii) Borrower shall have delivered such additional Collateral Documents, if any, as Bank may require with respect to the Financed Asset.

S.
Subsection (b) of Section 5.1 of Article 5 of the Agreement is deleted and replaced with the following:

(b) Not later than 45 days after the end of each Fiscal Quarter ending March 31, June 30, and September 30, and not later than 120 days after the end of each quarter ending December 31, Borrower’s Form 10-Q or Form 10-K form, as applicable, which Form 10-Q or Form 10-K shall contain a report regarding valuation of, and other information regarding, Borrower’s assets, including without limitation supporting information for the valuation of, and project details regarding, each Joint Venture Equity Investment, and detail regarding any asset that has been re-classified from one asset class to another;

T.
Subsection (c) of Section 5.2 of Article 5 of the Agreement is deleted and replaced with the following:

(c) As promptly as practicable (but in any event not later than 5 calendar days) after Borrower obtains knowledge of the occurrence of any event which constitutes an Unmatured Event of Default or Event of Default under this Agreement or any other Loan Document, or the occurrence of any defined default or event of default under any agreement with any other creditor of Borrower (including without limitation Mizuho Capital Markets LLC or any of its affiliates and BankUnited, N.A. or any of its affiliates), or upon Borrower’s knowledge of an anticipated Event of Default or Unmatured Event of Default or default or event of default under any agreement with any other creditor, notice of such occurrence, together with a detailed statement by an officer of Borrower of the steps being taken by Borrower to cure the Unmatured Event of Default or Event of Default or default or event of default with another creditor, together with a detailed statement by an Authorized Officer of Borrower of the steps being taken by Borrower to cure the situation.

U.
Subsection (a) of Section 5.3 of Article 5 of the Agreement is deleted and replaced with the following:

(a)
Leverage Ratio. The ratio of Borrower’s Senior Debt to Borrower’s Adjusted Total Assets shall not exceed 85%.
V.
Section 5.13 of Article 5 of the Agreement is deleted and replaced with the following:

5.13 Pledged Account. Cause each Financed Asset to be duly deposited in, or credited to, the Pledged Account simultaneously with Borrower’s acquisition of each such Financed Asset, and thereafter cause each such Financed Asset to be continuously maintained in the Pledged Account until any release of such Financed Asset from Bank’s Lien as set forth in Section 2.1(g) hereof.

W.
Section 6.3 of Article 6 of the Agreement is deleted and replaced with the following:

6.3 Intentionally Omitted.

X.
Subsection (i) of Section 7.1 of Article 7 of the Agreement is deleted and replaced with the following:

(i) Debt of Borrower (other than under this Agreement), including without limitation any Debt of Borrower to Mizuho Capital Markets LLC or any of its affiliates and any Debt of Borrower to BankUnited, N.A. or any of its affiliates, shall be accelerated, or Borrower shall fail to pay any such Debt when due (after the lapse of any applicable grace period) or, in the case of such Debt payable on demand, when demanded (after the lapse of any applicable grace period), or any defined event of default shall occur under any agreements related to such Debt, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Debt or any trustee or other Person acting on behalf of such holder to cause, such Debt to become due prior to its stated maturity or to realize upon any collateral given as security therefor in excess of $2,000,000.

Y.
Section 7.1 of Article 7 of the Agreement is amended by adding thereto the following new subsections (m), (n), and (o):

(m) Borrower’s Total Capital falls below $227,000,000 or 50% of the highest Total Capital from the date of this Agreement, with “Total Capital” being defined as the sum of the Partners Capital and Redeemable Preferred Units as reported on Borrower’s most recent Form 10-K or Form 10-Q filing with the Securities and Exchange Commission.

(n) Borrower’s publicly-traded Capital Interests are delisted or otherwise involuntarily removed from NASDAQ or another national securities exchange.

(o) Borrower fails to file with the Securities and Exchange Commission its Form 10-K within 90 days of the end of each Fiscal Year or fails to file its Form 10-Q within 45 days of the end of each Fiscal Quarter.

Z.
Exhibit 1.1(u) attached to the Agreement is replaced with the Exhibit 1.1(u) attached to this Amendment.

AA.
Schedule 6.2 attached to the Agreement is replaced with the Schedule 6.2 attached to this Amendment.

II.
SEQ CHAPTER \h \r 1This Amendment shall be effective as to the Effective Date set forth above upon Bank having received an executed original hereof, together with each of the following, each in substance and form acceptable to Bank in its sole discretion:

A.
A restatement of the Revolving Note executed on behalf of Borrower.
B.
Payment to Bank of a commitment extension fee in the amount of $90,000, plus an administration fee of $20,000, plus payment of all fees, costs, and expenses incurred by Bank in connection with this Amendment, including but not limited to the fees and expenses of Bank’s legal counsel.
C.
Such other documents or agreements as Bank may require.

III.
Except as amended hereby, all terms of the Agreement are hereby ratified and confirmed and remain in full force and effect, the terms of which are incorporated herein by this reference. The parties confirm and ratify the Loan Documents, and all collateral agreements, all certificates executed and delivered to Bank, and all other documents and actions relating to the obligations referred to in the Agreement, except as amended hereby.

IV.
Borrower represents that, to its knowledge, no Event of Default or Unmatured Event of Default has occurred or is occurring under the terms of the Agreement or under any collateral agreements or under any other Loan Documents, and that all of the covenants, representations, and warranties contained in the Agreement and the collateral agreements remain true as of the date hereof except with respect to those which are made with respect to specified earlier dates.

V.
The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Bank under the Agreement or other Loan Documents, nor constitute a waiver of any provision of the Loan Documents except to the extent expressly provided for herein. This Amendment shall not affect, alter, amend, or waive any right, power, or remedy of Bank by virtue of any Borrower’s actions or failure to take certain actions which constitute an Event of Default under the Agreement or any of the Loan Documents.

VI.
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which shall be taken together and constitute one and the same agreement. Signatures may be made and delivered by telefax or other similar method which shall be effective as originals.

[SIGNATURE PAGE FOLLOWS]

IMPORTANT. READ BEFORE SIGNING, THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AGREEMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, this Amendment is executed by the parties effective as of the date first set forth above.

America First Multifamily Investors, L.P., a Delaware limited partnership

By: /s/ Jesse A. Coury

Its: Chief Financial Officer

Bankers Trust Company

By: /s/ Scott Leighton

Its: Senior Vice President